ITEM 77E.  LEGAL PROCEEDINGS

Since October 2003, Federated
and related entities
(collectively, "Federated"),
and various Federated funds
("Funds"), have been named as
defendants in several class
action lawsuits now pending
in the United States District
Court for the District of Maryland.
The lawsuits were
purportedly filed on behalf
of people who purchased, owned
and/or redeemed shares of
Federated-sponsored mutual funds
during specified periods
beginning November 1, 1998.
The suits are generally similar
in alleging that Federated engaged
in illegal and improper trading
practices including
market timing and late trading in
concert with certain institutional
traders, which allegedly caused
financial injury to the mutual
fund shareholders.
These lawsuits began to be filed
shortly after Federated's first
public announcement that it had
received requests for information
on shareholder
trading activities in the Funds
from the SEC, the Office of the
New York State Attorney General
("NYAG"), and other authorities.
In that regard,
on November 28, 2005, Federated
announced that it had reached final
settlements with the SEC and the
NYAG with respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against three
 Federated subsidiaries involving
undisclosed market timing
arrangements and late
trading. The SEC made findings:
 that Federated Investment
Management Company ("FIMC"), an
SEC-registered investment adviser
to various Funds,
and Federated Securities Corp.,
an SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the
Investment Advisers Act
and Investment Company Act by
approving, but not disclosing,
 three market timing arrangements,
or the associated conflict of interest
 between
FIMC and the funds involved in
 the arrangements, either to other
fund shareholders or to the funds'
 board; and that Federated Shareholder
Services Company, formerly an
SEC-registered transfer agent,
failed to prevent a customer and
a Federated employee from late
trading in violation
of provisions of the Investment
 Company Act. The NYAG found that
 such conduct violated provisions
of New York State law. Federated entered into the settlements without admitting or denying the regulators' findings. As Federated previously reported in 2004, it has already paid approximately $8.0 million to certain funds as determined by an independent consultant. As part of these settlements, Federated agreed to pay disgorgement and a civil money penalty in the aggregate amount of an additional
$72 million and, among other things,
agreed that it would not
serve as investment adviser to any
registered investment company unless
(i) at least 75% of the fund's directors are independent of Federated,
(ii) the chairman of each such fund
is independent of Federated, (iii)
no action may be taken by the fund's
board or any committee thereof
unless approved by a majority of the
independent trustees of the fund or
committee, respectively, and (iv) the
 fund appoints a "senior officer" who
reports to the independent trustees and
is responsible for monitoring compliance
 by the fund with applicable laws and
fiduciary duties and for
managing the process by which management fees charged to a fund are approved. The settlements are described in Federated's announcement which, along with previous press releases and related communications on those matters, is available in the "About Us" section of Federated's website at FederatedInvestors.com.
Federated entities have also been named as defendants in several additional lawsuits that are now pending in the United States District Court for the Western District of Pennsylvania, alleging, among other things, excessive advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro LLP to
represent the Funds in each of the
lawsuits described in the
preceding two paragraphs. Federated
and the Funds, and their respective
counsel, have been defending this
litigation,
and none of the Funds
remains a defendant in any of the
lawsuits (though some could potentially
receive any recoveries as nominal
 defendants). Additional lawsuits based
upon similar allegations may be filed
in the future. The potential impact
of these lawsuits, all of which seek
unquantified damages, attorneys' fees,
and expenses, and future potential
 similar suits is uncertain. Although
we do not believe that these lawsuits
will have a material adverse effect on
the Funds, there can be no assurance
that these suits, ongoing adverse
publicity and/or other developments
resulting from the regulatory
investigations will not result in
increased Fund redemptions, reduced
sales of Fund shares, or other adverse
consequences for the Funds.




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